United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2022

Date of Report (Date of earliest event reported)

GUSHEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1312-13, 4th Floor, Building No. 2, 1 Hangfeng Rd, Fengtai District, Beijing, China	100070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-139-4977-8662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in a current report on Form 8-K dated August 3, 2022 (the “Previous Report”), on July 31, 2022, the Company entered into a certain stock award agreement with each of certain grantees (each, a “Participant”) pursuant to which the Company agreed to issue in aggregate 42,061,876 shares of restricted stock (the “Restricted Stock”) under Section 6(c) the Company’s 2021 Equity Incentive Plan (the “EIP”), a form of which is attached as Exhibit 10.2 to the Previous Report.

The shares of the Restricted Stock which would have been vested on October 31, 2022, subject to each Participant’s continued employment with Zhuoxun Beijing (as defined in the Previous Report) until such time and other terms and conditions set forth therein.

On October 28, 2022, as agreed by each of the Participants and the Company, each of the award agreements was cancelled and voided pursuant to Section 7(b) of the EIP retroactively effective as of the date of such award agreements. Accordingly, the shares of the Restricted Stock were cancelled before vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gushen, Inc.

Date: October 28, 2022	By:	/s/ Yulong Yi
	Name:	Yulong Yi
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman

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